UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2007

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 200
Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804
(Registrant’s telephone nu mber, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a copy of the press release issued by Clean Energy Fuels Corp. (the “Company”) announcing that the underwriters of the Company’s initial public offering have elected to exercise in full their option to purchase an additional 1,500,000 shares of the Company’s common stock to cover over-allotments.

The information in this Item 7.01 is not intended to, and does not, constitute a representation that such information is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 8.01.  Other Events.

On June 19, 2007, the Company issued a press release announcing that the underwriters of the Company’s initial public offering have elected to exercise in full their option to purchase an additional 1,500,000 shares of the Company’s common stock to cover over-allotments.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1            Press release dated June 19, 2007 regarding the exercise of the over-allotment option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Fuels Corp.

Date: June 25, 2007	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler Title: Chief Financial Officer